[SUTHERLAND ASBILL & BRENNAN LLP]

April 25, 2006

COUNTRY Investors Life Assurance Company

1701 N. Towanda Avenue

Bloomington, Illinois, 61702-2000

Re:	COUNTRY Investors Variable Annuity Account

(File No. 333-104424)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 for COUNTRY Investors Variable Annuity Account (File No. 333-104424). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Stephen E. Roth
Stephen E. Roth